UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 8, 2008 (March 10, 2008)

DEBUT BROADCASTING CORPORATION, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50762	88-0417389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1209 16th Avenue South, Suite 200
Nashville, Tennessee	37212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(615) 866-0530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Debut Broadcasting Corporation, Inc. as filed with the Securities and Exchange Commission on March 19, 2008 (the “Original Filing”). This Amendment clarifies that Debut Broadcasting Mississippi, Inc. entered into an Asset Purchase Agreement with Holladay Broadcasting Company of Louisiana, LLC instead of consummating the transaction contemplated by such agreement on March 10, 2008 and discloses the entry into such agreement under the correct Item of Form 8-K. This Amendment does not reflect events occurring after the date of the Original Filing or modify or update any disclosures that may have been affected by subsequent events.

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2008, Debut Broadcasting Mississippi, Inc. (the “Company”), a wholly-owned subsidiary of Debut Broadcasting Corporation, Inc., entered into an Asset Purchase Agreement (the “Agreement”) with Holladay Broadcasting Company of Louisiana, LLC (“HBC”) pursuant to which the Company will purchase from HBC all of the facilities, equipment, licenses and intellectual property necessary to operate the radio station in Vicksburg, MS identified as WBBV FM 101.3Mhz in exchange for a total purchase price of $900,000.

The description of the Agreement set forth herein does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreement, a copy of which is attached as an exhibit to the Current Report on Form 8-K filed on March 19, 2008 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements
None.

(b)	Pro Forma Financial Statements
None.

(d)	Exhibits

10.1
Asset Purchase Agreement, dated March 10, 2008, between Debut Broadcasting Mississippi, Inc. and Holladay Broadcasting Company of Louisiana, LLC (incorporated herein by reference to exhibit 10.1 of our Current Report on Form 8-K, filed on March 19, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Debut Broadcasting Corporation, Inc.

/s/ Sariah Hopkins
Sariah Hopkins
Executive Vice President, and
Chief Financial Officer

Date: September 8, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1
Asset Purchase Agreement, dated March 10, 2008, between Debut Broadcasting Mississippi, Inc. and Holladay Broadcasting Company of Louisiana, LLC (incorporated herein by reference to exhibit 10.1 of our Current Report on Form 8-K, filed on March 19, 2008).